EXHIBIT 10.2

CONFLICT OF INTEREST AGREEMENT

AGREEMENT dated this 19th day of January 2015, by and between Remove-By-You, Inc. (hereinafter “Remove-By-You”), a Nevada corporation, with offices located at 128 Walnut Hill Road, Bethel, CT 06801 and Kyle Markward, President of Remove-By-You.

The parties hereto agree and acknowledge that by virtue of Kyle Markward’s other business activities as described in Remove-By-You’ Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Kyle Markward:

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any business opportunities that Kyle Markward may become aware of independently or directly through his association with us would be presented by him solely to us;

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any business opportunities disclosed to Kyle Markward by the management of other entities would not be presented by him to us if so requested by them;

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any business opportunities disclosed to Kyle Markward by us would not be presented by him to any other entity, unless and until we passed upon same; and

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in the event that the same business opportunity is presented to Kyle Markward by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to her.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 19th day of January 2015.

REMOVE-BY-YOU, INC.

By: /s/ Kyle Markward
Kyle Markward, President

By: /s/ Kyle Markward
Kyle Markward, Individually